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Rise Gold Reports Water Supply Assessment Approval for Idaho-Maryland Mine Project

February 10, 2022 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company") announces that the Nevada Irrigation District's (NID) board of directors has approved the Water Supply Assessment (WSA) for the Idaho-Maryland Mine Project. In a meeting on February 9th the board of directors of NID voted to approve the WSA.

The WSA's purpose is to perform an evaluation as established by California legislation, SB 610, codified at Water Code Section 10910. SB 610 requires detailed information regarding water availability to be provided to county decision-makers prior to approval of land use projects above certain acreage thresholds, including the Idaho-Maryland Mine Project. Today's approval demonstrated the sufficiency of NID water supplies to satisfy the proposed project's water demands, while still meeting the water purveyor's existing and planned future uses under all hydrologic conditions (Normal Years, Single Dry Years and Multiple Dry Years).

The Idaho-Maryland Mine Project is anticipated to receive potable water from NID for dust control, sanitary uses and to provide a reliable water supply to certain nearby residences whose water supply wells could be impacted by mining operations. In the recently issued Draft Environment Impact Report (DEIR), Nevada County concluded that the proposed mining operations could result in adverse effects to seven domestic water supply wells in the East Bennett area during the life of the mining operation. While a total of seven wells are projected to be adversely affected, the Company would connect up to 30 properties in the East Bennett area to the NID potable water system prior to commencement of mine dewatering. The Company would fund the engineering, permitting, construction and installation of main water piping and water meters to each property, as well as pay for any NID water charges for ongoing water supply.

The Idaho-Maryland Mine Project will have a surplus of water from the natural groundwater flow into the underground workings and only 10 percent of the dewatering volume will be needed for operational purposes. The groundwater will be treated to remove iron, manganese and other elements of concern and will meet the strict standards of NPDES permit CAG995002, requiring quality as good or better than drinking water quality, before being discharged to the South Fork of Wolf Creek. The surplus of over 1,200 acre-ft per year will provide a benefit to downstream users and aquatic species.  NID could utilize the excess treated mine water and the mine would add more water to the system than it uses. As the mine water flow is immune from drought years, the mine dewatering would have a positive effect on water supply. NID could adjust its flows upstream to use the extra water available downstream if it desired to do so.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. To learn more about the company, visit www.risegoldcorp.com.

About Rise Grass Valley Inc.

Rise Grass Valley, a subsidiary of Rise Gold Corp., proposes to reinitiate underground mining and gold mineralization processing at the Idaho‐Maryland Mine in unincorporated Nevada County. State-of-the-art facilities utilizing environmentally friendly technology will be located on the Brunswick Industrial Site. To learn more about the project and community, visit www.risegrassvalley.com.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 215, 333 Crown Point Circle

Grass Valley, CA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.